                                                               Exhibit 4.01(b)


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                      THE EQUITABLE COMPANIES INCORPORATED

               CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, SERIES A

                                ---------------

                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware

                                ---------------

            The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of The Equitable Companies Incorporated, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof:

            WHEREAS the Board is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

            WHEREAS it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms
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                                                                               2


of a series of Preferred Stock and the number of shares constituting such series:

            NOW, THEREFORE, BE IT

            RESOLVED that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

            SECTION 1. Designation, Number of Shares and Stated Value. The series of Preferred Stock shall be designated the "Convertible Exchangeable Preferred Stock, Series A" (the "Convertible Preferred Stock"). The number of authorized shares of Convertible Preferred Stock shall be 2,500,000. The number of shares of Convertible Preferred Stock may be decreased (but not below the number of shares of Convertible Preferred Stock at the time outstanding), in the manner specified in the General Corporation Law of the State of Delaware, by an amendment to this Section 1 approved by the Board, but may not be increased (except, by an amendment to this Section 1 approved by the Board in the manner specified in the General Corporation Law of the State of Delaware, as necessary to permit the issuance of additional shares of Convertible Preferred Stock pursuant to Section 3(c)) or otherwise decreased without the affirmative vote of the Required Holders (as defined in Section 3(b)). The stated value of each share of Convertible Preferred Stock ("Stated Value") shall be $100.

            SECTION 2. Rank. The Convertible Preferred Stock shall, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Common
Stock, par value $.0l per share (the "Common Stock"), of the Corporation and any other capital stock of the Corporation (other than (a) the Preferred Stock, Series B, par value $1.00 per share, of the Corporation (the "Series B Preferred Stock") and (b) any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Convertible Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with the Series B Preferred Stock and any other class
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                                                                               3


or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Convertible Preferred Stock (the "Parity Securities").

            SECTION 3. Dividends. (a) The holders of outstanding shares of Convertible Preferred Stock, in preference to the holders of outstanding shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of dividends, a cumulative quarterly cash dividend per share in an amount for each Dividend Period (as defined below) calculated by multiplying the Stated Value by the Dividend Rate (as defined below) for such Dividend Period.
"Dividend Rate" means, for a Dividend Period, the product of (i) the lesser of 10% and the LIBOR Rate (determined pursuant to Section 3(b)) for such Dividend Period, multiplied by (ii) a fraction, the numerator of which is the number of days in such Dividend Period and the denominator of which is 360. Quarterly dividends shall be payable on each July 22, October 22, January 22 and April 22 (each a "Dividend Payment Date"), commencing on October 22, 1992 (the "Initial Dividend Payment Date"). Each such quarterly dividend shall be cumulative and shall accumulate, whether or not earned or declared and whether or not there are funds of the Corporation legally available for payment of dividends, for the period (each, a "Dividend Period") commencing on and including the most recent Dividend Payment Date to which dividends have been paid or accumulated to but excluding the next succeeding Dividend Payment Date, except that (x) the
Dividend Period terminating on the Initial Dividend Payment Date (the "Initial Dividend Period") shall commence on and include July 22, 1992, (y) with respect to shares of Convertible Preferred Stock issued pursuant to Section 3(c), dividends shall accumulate commencing on and including the date of issuance of such shares of Convertible Preferred Stock and (z) with respect to shares of Convertible Preferred Stock which are redeemed, exchanged for Debentures, converted into shares of Common Stock or redeemed upon a Liquidation Transaction (as defined in Section 7) pursuant to Section 4(a), Section 4(b), Section 5(a),
Section 6(a), Section 6(b) or Section 7, as the case may be, the final Dividend Period shall terminate on the applicable redemption date, exchange date, Conversion Date or distribution date, as the case may be. Dividends shall be payable, net of any amounts required to be withheld for or with respect to
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                                                                               4


taxes, to holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than 60 days nor less than 10 days prior to the respective Dividend Payment Date, as shall be fixed by the Board. If any Dividend Payment Date is not a business day, the quarterly dividend to be paid on such Dividend Payment Date shall be paid on the next following business day. A "business day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed. Payments of quarterly dividends shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the stock books of the Corporation.

            (b) The LIBOR Rate will be 5.0625% for the Initial Dividend Period and the next succeeding Dividend Period and will be determined on each January 22 and July 22 thereafter (each, a "Determination Date") for the Dividend Periods terminating on the two Dividend Payment Dates next following such Determination Date (and any other Dividend Periods terminating during such period) and will be the sum of 1.50% plus LIBOR (expressed as a percentage) in respect of such Determination Date determined as follows:

            (i) In respect of each Determination Date, LIBOR will be determined on the basis of the rate for deposits in U.S. dollars, having a six-month maturity commencing on such Determination Date, which rate appears on the display designated as the Telerate Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other alternative service as may be agreed by the Corporation and the Required Holders, for the purpose of displaying a rate comparable to the rate which currently appears on the Telerate Page 3750) (the "Telerate Page 3750") as of 11:O0 a.m., London time, on the second London Banking Day prior to such Determination Date. If such rate does not appear on the Telerate Page 3750 as of such time, LIBOR in respect of such Determination Date will be determined as described in clause (ii) below.

            (ii) In respect of any Determination Date on which the rate for deposits in U.S. dollars, having a six-month maturity commencing on such Determination Date, does not appear on the Telerate Page 3750 as described
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                                                                               5


      in clause (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on the London Banking Day immediately prior to such Determination Date, for deposits in U.S. dollars, in an amount comparable to the aggregate Stated Value for all shares of Convertible Preferred Stock outstanding on such Determination Date, having a six-month maturity commencing on such Determination Date offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation and approved by the Required Holders. The Corporation will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Determination Date by three major banks in New York City, selected by the Corporation and approved by the Required Holders, for loans in U.S. dollars to leading European banks, in an amount comparable to the aggregate Stated Value for all shares of Convertible Preferred Stock outstanding on such Determination Date, having a six-month maturity commencing on such Determination Date; provided, however, that if the banks selected as aforesaid by the Corporation are not quoting as mentioned in this sentence, LIBOR in respect of such Determination Date will be LIBOR as calculated in respect of the preceding Determination Date.

            (iii) A "London Banking Day" shall mean any day (other than a Saturday, Sunday or legal holiday) on which banks in New York City and London, England are open for dealings in dollar deposits in the London interbank market.

            (iv) "Required Holders" means, at any date, the holders of at least 66-2/3% of the aggregate Stated Value of the shares of Convertible Preferred Stock then outstanding disregarding the aggregate Stated Value of any of such shares owned by the Corporation or by any of its Subsidiaries (as defined in Section 6(m)).

            (c) On each Dividend Payment Date occurring prior to July 22, 1995, the Corporation may issue shares of Convertible Preferred Stock in lieu of a cash payment of any or all of the dividends due in respect of the Convertible
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                                                                               6


Preferred Stock on such Dividend Payment Date, by giving written notice to the holders of shares of Convertible Preferred Stock, by first class mail to their respective addresses as shown on the stock books of the Corporation, of such election not less than 10 nor more than 30 days prior to such Dividend Payment Date. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Convertible Preferred Stock on such Dividend Payment Date out of its authorized but unissued Convertible Preferred Stock that number of shares of Convertible Preferred Stock determined by dividing the aggregate amount of dividends to be paid in shares of Convertible Preferred Stock on such Dividend Payment Date to such holder by $100. If such shares are not actually issued to such holders on such Dividend Payment Date (and certificates representing such shares mailed to such holders promptly thereafter), the Corporation's right to issue shares of Convertible Preferred Stock in lieu of a cash payment with respect to the dividends due on such Dividend Payment Date shall be forfeited. Each issuance of shares of Convertible Preferred Stock in lieu of cash payment of dividends shall be made pro rata with respect to all holders of shares of Convertible Preferred Stock then outstanding, except that the Corporation shall, in lieu of issuing any fractional shares of Convertible Preferred Stock to any holder, pay cash to such holder in an amount equal to that fraction of the Stated Value.

            (d) On each Dividend Payment Date occurring on or after July 22, 1995, the Corporation may issue shares of Common Stock in lieu of a cash payment of any or all of the dividends due in respect of the Convertible Preferred Stock on such Dividend Payment Date, by giving written notice to the holders of shares of Convertible Preferred Stock, by first class mail to their respective addresses as shown on the stock books of the Corporation, of such election not less than 10 nor more than 30 days prior to such Dividend Payment Date. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Convertible Preferred Stock on such Dividend Payment Date out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate amount of dividends to be paid in shares of Common Stock on such Dividend Payment Date to such holder by the Current Market Price (as defined in section 6(m)) as of such Dividend Payment Date. If such shares are not actually issued to such holders on such Dividend Payment Date (and certificates representing such shares mailed to such holders
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                                                                               7


promptly thereafter), the Corporation's right to issue shares of Common Stock in lieu of a cash payment with respect to the dividends due on such Dividend Payment Date shall be forfeited. Each issuance of shares of Common Stock in lieu of cash payment of dividends shall be made pro rata with respect to all holders of shares of Convertible Preferred Stock then outstanding, except that the Corporation shall, in lieu of issuing any fractional shares of Common Stock to any holder, pay cash to such holder in an amount equal to that fraction of the Current Market Price as of the relevant Dividend Payment Date.

            (e) All shares of Convertible Preferred Stock or Common Stock issued and delivered to holders of Convertible Preferred Stock pursuant to Section 3(c) or 3(d), respectively, will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and free from all documentary, stamp, transfer or other transactional taxes and all liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

            (f) Subject to the last sentence of each of Sections 3(c) and 3(d), all dividends paid with respect to shares of Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto.

            {g) When dividends are not paid in full upon the Convertible Preferred Stock, any dividends declared or paid upon shares of Convertible Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts of dividends declared or paid, as the case may be, per share on the Convertible Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock or any Parity Securities which may be in arrears.

            (h) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of dividends on any Junior Securities, no dividends shall be declared or paid or sum set apart for such payment
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                                                                               8


or any other distribution made on or with respect to such Junior Securities for any period, other than dividends payable or distributions made in shares of Junior Securities.

            (i) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for payment by the Corporation on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of any event described in clause (i) or (ii) of this Section 3(i), the Corporation shall not, and shall not permit its Subsidiaries to, (i) redeem, purchase, retire or otherwise acquire for any consideration any shares of Convertible Preferred Stock, unless
(A) all shares of Convertible Preferred Stock outstanding shall be redeemed, repurchased, retired or otherwise acquired or (B) the shares of Convertible Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (i) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (ii) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Convertible Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Convertible Preferred Stock and such other Parity Securities bear to each other.

            SECTION 4. Redemption. (a) The Convertible Preferred Stock shall not be redeemable prior to October 15, 1997. To the extent the Corporation shall have funds legally available therefor, the Convertible Preferred Stock shall be subject to redemption in cash, at the option of the Corporation, at any time on or after October 15, 1997, in part from time to time in a minimum of 200,000 shares (and in each case in an integral multiple thereof) or in whole, at the following redemption prices per share, together in
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                                                                               9


each case with accumulated and unpaid dividends thereon to the redemption date, without interest, if redeemed during the 12-month period commencing on October 15 of the years indicated:

      1997 ................ $105
      1998 ................  104
      1999 ................  103
      2000 ................  102
      2001 ................  101
      2002 and thereafter .................  $100

If less than all shares of Convertible Preferred Stock then outstanding are to be redeemed, the shares of Convertible Preferred Stock will be redeemed pro rata from among the holders of shares of Convertible Preferred Stock then outstanding.

            (b) On October 15, 2007, the Corporation shall redeem all shares of Convertible Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accumulated and unpaid dividends thereon to the redemption date, without interest. In lieu of a cash payment of the amounts due upon such mandatory redemption, the Corporation may issue shares of Common Stock to the holders of shares of Convertible Preferred Stock in full payment of all such amounts, by giving written notice (in the manner described in Section 4(d)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Convertible Preferred Stock out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate Stated Value of all shares of Convertible Preferred Stock owned by such holder as shown on the stock books of the Corporation, together with accumulated and unpaid dividends thereon to the redemption date, by the Current Market Price as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any bolder, pay to such holder cash in an amount equal to that fraction of the Current Market Price as of the redemption date.

            (c) All shares of Common Stock issued and delivered pursuant to
Section 4(b) will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and free from all documentary, stamp, transfer or other transactional taxes and all liens and charges with respect to the issuance thereof and the
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                                                                              10


Corporation shall take no action which will cause a contrary result.

            (d) Notice of any redemption pursuant to Section 4(a) or Section 4(b) will be given to the holders of shares of Convertible Preferred Stock not less than 10 nor more than 30 days prior to the date fixed for redemption or the mandatory redemption date, as the case may be. Notice of redemption will be given by first class mail to such holders' respective addresses as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption or the mandatory redemption date, as the case may be, (ii) the applicable redemption price and (iii) the Conversion Price (as defined in Section 6(c)) then in effect and that all shares of Convertible Preferred Stock called for redemption may be converted at any time prior to the close of business on the date fixed for redemption or the mandatory redemption date, as the case may be. In the case of a partial redemption pursuant to Section 4(a), such notice shall also specify the number of shares of Convertible Preferred Stock to be redeemed from each holder and the aggregate number of shares of Convertible Preferred Stock which will be outstanding after such redemption.

            (e) If funds for the redemption of any or all shares of Convertible Preferred Stock shall have been irrevocably set apart for redemption on the redemption date, such shares of Convertible Preferred Stock shall from and after the redemption date cease to accumulate dividends and the only right of the holders of such shares shall be to receive payment of the redemption price and all accumulated and unpaid dividends on such shares to the date of redemption.

            (f) If the Corporation shall fail at any time to discharge its obligation to redeem shares of Convertible Preferred Stock pursuant to paragraph
(4)(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge the Mandatory Redemption Obligation. If and for so long as the Mandatory Redemption Obligation shall not have been fully discharged, the Corporation shall not (i) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Parity Securities, except that dividends may be declared, paid or set apart for payment or other distributions made upon shares of Convertible Preferred Stock and any Parity Securities pro rata so that the amounts of dividends declared, paid or set apart or other distributions made per share on the
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Convertible Preferred Stock and such other Parity Securities bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments, if any, per share on the shares of Convertible Preferred Stock and such other Parity Securities bear to each other; (ii) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Junior Securities, other than dividends paid or distributions made in shares of Junior Securities; or (iii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (i) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (ii) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Convertible Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Convertible Preferred Stock and such other Parity Securities bear to each other.

            (g) Any cash payment to a holder of shares of Convertible Preferred Stock on any redemption date shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address of such holder as shown on the stock books of the Corporation.

            SECTION 5. Exchange. (a) The Convertible Preferred Stock shall not be exchangeable prior to October 15, 1994. On or after October 15, 1994, the Convertible Preferred Stock shall be exchangeable on any Dividend Payment Date, in whole but not in part, only upon the written mutual agreement of the Corporation and the Required Holders, for Convertible Subordinated Debentures of the Corporation issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof containing the terms set forth in Exhibit A hereto (or such other terms as may be agreed by the Corporation and the Required Holders) (the "Debentures") at an exchange rate of
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                                                                              12


$1,000 principal amount or Debentures for shares of Convertible Preferred Stock with an aggregate Stated Value of $1,000; provided, however, that the Convertible Preferred Stock shall not be exchangeable for the Debentures unless full cumulative dividends shall have been paid or contemporaneously declared and paid or declared and a sum set apart sufficient for payment on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of such exchange.

            (b) If the Corporation and the Required Holders mutually agree on such an exchange, all shares of Convertible Preferred Stock then outstanding shall be exchanged automatically on the Dividend Payment Date mutually agreed for such exchange, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, for the aggregate principal amount of the Debentures to which such holder is entitled. The Corporation shall, in lieu of issuing to any holder any Debenture in a principal amount other than $1,000 or an integral multiple thereof, pay cash to such holder in an amount equal to that portion of the principal amount that is not $1,000 or such integral multiple thereof.

            (c) The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance and delivery of the Debentures upon exchange for the Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificate for Debentures in a name other than that of the holder of the shares of Convertible Preferred Stock in respect of which such certificate is being issued and no such issuance or delivery shall be made unless and until the holder requesting such issuance has paid to the Corporation the amount of any such tax or has established to the reasonable satisfaction of the Corporation that such tax is not required to be paid.

            (d) As promptly as practicable after the exchange date referred to in Section 5(a) and after surrender by a holder of a certificate or certificates representing the shares of Convertible Preferred Stock to be exchanged to the Corporation, or any transfer agent of the Corporation previously designated by the Corporation to such holders for such purpose, the Corporation shall issue and deliver or cause to be delivered to or upon the written order of such holder a Debenture or Debentures dated such exchange date in
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                                                                              13


an aggregate principal amount to which such holder is entitled and cash as provided in Section 5(b). All such Debentures will upon issuance by the Corporation and delivery be duly and validly authorized, executed and delivered and will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, and the Corporation shall take no action which will cause a contrary result.

            SECTION 6. Conversion. The Convertible Preferred Stock shall be convertible into shares of Common Stock as follows:

            (a) Subject to and upon compliance with the provisions of this
Section 6, the holder or any shares of Convertible Preferred Stock shall have the right, at such holder's option, at any time in whole and from time to time in part, to convert any of such shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 6(c)) as of the Conversion Date (as defined in Section 6(d)) upon the terms hereinafter set forth; provided, however, that prior to July 22, 1995, a holder of shares of Convertible Preferred Stock may not convert such shares to the extent (but only to the extent) that such conversion would result in the Investor and the Investor Related Parties owning Voting Securities representing an aggregate Voting Power greater than 49% of the Total Voting Power (each as defined in Section 6(m)). In case the shares of Convertible Preferred Stock are called for redemption, such right of conversion shall terminate at the close of business on the date fixed for redemption unless the Corporation shall default in the payment due upon redemption. Each share of Convertible Preferred Stock shall be convertible pursuant to this Section 6(a) into the number of shares of Common Stock determined by dividing the Stated Value of such share by the Conversion Price as of the Conversion Date.

            (b) Subject to the provisions of this Section 6, if the Closing
Price (as defined in Section 6(m)) of the Common Stock for 20 out of 30 consecutive Trading Days (as defined in Section 6(m)) is equal to or greater than 150% of the Conversion Price as of the Trading Day preceding the first day of such 30 consecutive Trading Days, then, on the fifth Trading Day following the last day of such 30 consecutive Trading Days (the "Automatic Conversion Date"), all shares of Convertible Preferred Stock then outstanding shall be converted automatically, without any further action by the holders of such shares and whether or not the
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                                                                              14


certificates representing such shares are surrendered to the Corporation or its transfer agent, into fully paid and nonassessable shares of Common Stock at the Conversion Price as of the Automatic Conversion Date upon the terms hereinafter set forth; provided, however, that prior to July 22, 1995, the shares of Convertible Preferred Stock shall not be convertible to the extent (but only to the extent) that such conversion would result in the Investor and the Investor Related Parties owning Voting Securities representing an aggregate Voting Power greater than 49% of the Total Voting Power; provided further, however, that if all the shares of Convertible Preferred Stock are not automatically converted into Common Stock because such conversion would result in the Investor and the Investor Related Parties owning Voting Securities representing an aggregate Voting Power greater than 49% of the Total Voting Power, the balance of such unconverted shares of Convertible Preferred Stock shall at any time in whole or from time to time in part be automatically converted into Common Stock in accordance with the provisions of this Section 6(b) if at such time or times (i) the conditions set forth in this Section 6(b) are satisfied and (ii) as a result of any such automatic conversion the holders of the Convertible Preferred Stock would receive at least 10,000 additional shares of Common Stock. In the event that all the shares of Convertible Preferred Stock are not automatically converted as a result of the second preceding proviso, such shares shall be converted in the following order: first, the shares of Convertible Preferred Stock held by holders other than the Investor or Investor Related Parties shall be fully converted and second, the shares of Convertible Preferred Stock held by the Investor and the Investor Related Parties shall be converted on a pro rata basis until the limits established by such proviso have been reached. Each share of Convertible Preferred Stock shall be converted pursuant to this Section 6(b) into the number of shares of Common Stock determined by dividing the Stated Value of such share by the Conversion Price in effect as of the Automatic Conversion Date.

            (c) The "Conversion Price" shall mean $10.10, as adjusted from time to time in accordance with the terms of this Section 6.

            (d) A holder of shares of Convertible Preferred Stock may exercise the conversion right specified in Section 6(a) as to any shares owned by such holder by delivering written notice to the Corporation stating that such holder elects to convert all or a specified number of the shares of Convertible Preferred Stock owned by such holder. Except with respect to shares of Convertible Preferred Stock to be so converted for which the Corporation shall have given notice of any redemption pursuant to Section 4(a) or 4(b), such notice shall be given not less than 30 days prior to the date specified therein for such conversion. The Corporation shall provide the holders of shares of Convertible Preferred Stock with written notice by first class mail to such holders' respective addresses as shown on the stock books of the Corporation of any automatic conversion pursuant to Section 6(b) as soon as practicable, but in any event no later than the Automatic Conversion Date. The holders of shares of Convertible Preferred Stock shall surrender to the Corporation, or any transfer agent of the Corporation previously designated by the Corporation to such holders for this purpose, (i) on the date specified for conversion in the notice provided by the holder (which date, with respect to shares of Convertible Preferred Stock for which the Corporation shall have given notice of any redemption pursuant to Section 4(a) or 4(b), shall be the date such notice is delivered to the Corporation), in the case of an exercise by a holder of such holder's conversion right specified in section 6(a), or (ii) promptly following the Automatic Conversion Date, in the case of an automatic conversion as specified in Section 6(b), a certificate or certificates representing the shares of Convertible Preferred Stock to be converted with appropriate endorsements and any transfer documents reasonably requested by the Corporation or such transfer agent. Conversion of the shares of Convertible Preferred Stock to be converted shall be deemed to have been effected, in the case of an exercise by the holder of such holder's conversion right specified in
Section 6(a), on the date when such holder surrenders for conversion the certificate or certificates representing such shares of Convertible Preferred Stock and, in the case of an automatic conversion, on the Automatic Conversion Date, and such date is referred to herein with respect to such shares as the "Conversion Date". As promptly as practicable after the Conversion Date and after surrender by a holder of a certificate or certificates representing the shares of Convertible Preferred Stock to be converted to the Corporation, or any transfer agent of the Corporation previously designated by the Corporation to such holders for such purpose, the Corporation shall issue and deliver or cause to be delivered to or upon the written order of such holder (i) a certificate or certificates representing the number of full shares of Common Stock to which such holder is entitled, (ii) a check made payable for an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 6(e) and (iii) a check made payable for the amount of any accumulated and unpaid dividends on such shares of Convertible Preferred Stock. The person in whose name the certificate or certificates representing Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the shares of Convertible Preferred Stock represented by any certificate, the Corporation shall issue and deliver or cause to be delivered to or upon the written order of the applicable holder of shares of Convertible Preferred Stock, at the expense of the Corporation, a new certificate representing the unconverted portion of the certificate so surrendered.

            (e) No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Convertible Preferred Stock. If more than one certificate shall be surrendered for conversion at any one time by the same holder, the amount of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock represented by the certificates so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the Current Market Price as of the Conversion Date.

            (f) The Conversion Price and the number and kind of securities issuable upon conversion of the shares of Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

            (i) In case the Corporation shall, at any time or from time to time while any shares of the Convertible Preferred Stock are outstanding, (A) pay a dividend or make a distribution on the Common Stock in shares of Common Stock; (B) subdivide its outstanding shares of Common Stock into a greater number of shares; (C) combine its outstanding shares of Common Stock into a smaller number of shares; (D) make a distribution on its Common Stock in shares of capital stock of the Corporation other than Common Stock; or (E) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to the date fixed for the determination of stockholders affected by such actions shall be adjusted so that each holder of shares of Convertible Preferred Stock shall after such date of determination be entitled to receive, upon surrender for conversion, the number of shares of Common Stock or other capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such date of determination if such holder had converted his shares of Convertible Preferred Stock immediately prior to such date of determination. An adjustment made pursuant to this clause (i) shall become effective immediately after such date of determination. If, after an adjustment pursuant to this clause (i), the holders of shares of Convertible Preferred Stock upon conversion of such shares of Convertible Preferred Stock may receive shares of two or more classes of capital stock of the Corporation, the Board shall in good faith determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.

            (ii) In case the Corporation shall, at any time or from time to time while any shares of the Convertible Preferred Stock are outstanding, issue to holders of outstanding shares of Common Stock generally rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase. Such decrease shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. No adjustment to the Conversion Price shall be made in respect of any issuance of Common Stock upon exercise of any right or warrant if an adjustment shall previously have been made upon issuance of such right or warrant. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

            (iii) In case the Corporation shall, at any time or from time to time while any shares of the Convertible Preferred Stock are outstanding, distribute to holders of outstanding shares of Common Stock generally evidences of indebtedness or assets of the Corporation or any of its subsidiaries or Affiliates (as defined in section 6(m)), including securities and cash, but excluding (x) any dividend or distribution or rights or warrants referred to in clause (i) or (ii) above and (y) regular quarterly cash dividends of the Corporation declared in the ordinary course by the Board, then in each such case the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be decreased by multiplying such Conversion Price by a fraction, the numerator of which shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined by the Board in good faith) of the portion of such evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

            (iv) At any time or from time to time while any shares of Convertible Preferred Stock are outstanding in case of (A) any capital reorganization or any reclassification or change of the Common Stock (other than a reclassification covered by clause (i) above) of the Corporation, (B) the consolidation or merger of the Corporation with or into any other corporation or (C) the sale, lease or other disposition or conveyance of the property and assets of the Corporation as, or substantially as, an entirety to any other corporation, in each case as a result of which holders of outstanding shares of Common Stock generally will be entitled to receive shares of stock or other securities or other property (including cash) with respect to or in exchange for the Common Stock, there shall be no adjustment of the Conversion Price but the shares of Convertible Preferred Stock shall, after such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance, be convertible into the kind and amount of shares of stock or other securities or property (including cash) which the holder of shares of Convertible Preferred Stock would have been entitled to receive upon such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance if such holder had converted the shares of Convertible Preferred Stock owned by such holder immediately prior to the time of such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance (assuming such holder elected to receive the same kind and amount of shares of stock or other securities or property (including cash) receivable upon such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance receivable by a plurality of the holders of shares of Common Stock); and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests of the holder of shares of Convertible Preferred Stock, so that the provisions set forth in this
      Section 6 (including without limitation those set forth in this Section 6(f)) shall be made applicable, as closely as reasonably practicable, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock. The provisions of this clause (iv) shall apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales, leases or other dispositions or conveyances.

            (v) All calculations under this Section 6(f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than 1% of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% thereof or more.

            (vi) No adjustment provided for in clause (i), (ii) or (iii) of this
      Section 6(f) shall be made if a distribution that would otherwise trigger such adjustment is also made to the holders of shares of Convertible Preferred Stock in the same manner and amount as if the holders owned the shares of Common Stock into which the shares of Convertible Preferred Stock are convertible immediately prior to such distribution.

            (vii) The Board may make such adjustments in the Conversion Price, in addition to those required by this Section 6(f), as shall be determined by it (as evidenced by a resolution of the Board) to be (A) advisable in order to avoid or diminish any adverse United States Federal income tax consequences to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any similar events treated as such for Federal income tax purposes and (B) not adverse to the holders of the Convertible Preferred Stock. The Board shall have the power to resolve any ambiguity or correct any error in this Section 6 in a manner not adverse to the holders of the Convertible Preferred Stock.

            (viii) Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock or rights or warrants by the Corporation to which any of the provisions of this Section 6(f) applies.

            (g) Whenever the Conversion Price shall be adjusted as provided in
Section 6(f), the Corporation shall forthwith give written notice to the holders of shares of Convertible Preferred Stock by first class mail to such holders' respective addresses as shown on the stock books of the Corporation, which notice shall show in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the manner of computation thereof. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be given under the provisions of
Section 6(h).

            (h) In the event the Corporation shall propose to take any action of the type described in clause (i), (ii), (iii) or (iv) of Section 6(f), the Corporation shall give written notice to the holders of shares of Convertible Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation, which notice shall specify the date fixed for the determination of stockholders to be affected, if any, by such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Convertible Preferred Stock. In the case of any action which would require the fixing of such date of determination, such notice shall be given at least 10 days prior to the date so fixed and, in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. The failure to give the notice required by this subparagraph (h), or any defect therein, shall not affect the legality or validity of any action of the type described in clause (i), (ii), (iii) or (iv) of Section 6(f) or any vote authorizing such action.

            (i) The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of the shares of Convertible Preferred Stock; provided that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificates representing such shares of Common Stock in a name other than that of the holder of the shares of Convertible Preferred Stock in respect of which such certificates are being issued and no such issuance or delivery shall be made unless and until the holder requesting such issuance has paid to the Corporation the amount of any such tax or has established to the reasonable satisfaction of the Corporation that such tax is not required to be paid.

            (j) So long as any Convertible Preferred Stock remains outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its authorized but unissued shares of Common Stock or Common Stock held in treasury, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Convertible Preferred Stock.

            (k) If, and so long as, any shares of Common Stock into which the shares of Convertible Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion.

            (1) All shares of Common Stock which may be issued and delivered upon conversion of the shares of Convertible Preferred Stock will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and free from all documentary, stamp, transfer or other transactional taxes and all liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

            (m) For purposes of this Section 6:

            (i) "Affiliate" shall have the meaning ascribed thereto in the Standstill Agreement.

            (ii) "Closing Price" means, for any Trading Day, the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through such National Market System, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Corporation for that purpose with the consent of the Required Holders.

            (iii) "Current Market Price" means, as of any date, the average of the Closing Prices for the 30 consecutive Trading Days ending on the Trading Day prior to such date.

            (iv) "Investor" shall have the meaning ascribed thereto in the Standstill Agreement.

            (v) "Investor Related Parties" shall have the meaning ascribed thereto in the Standstill Agreement.

            (vi) "Standstill Agreement" means the Standstill and Registration Rights Agreement dated as of July 18, 1991, among the Corporation, The Equitable Life Assurance Society of the United States and the Investor, as amended from time to time.

            (vii) "Subsidiary" shall have the meaning ascribed thereto in the Standstill Agreement.

            (viii) "Total Voting Power" shall have the meaning ascribed thereto in the Standstill Agreement.

            (ix) "Trading Day" means any day the New York Stock Exchange is open for regular trading.

            (x) "Voting Power" shall have the meaning ascribed thereto in the Standstill Agreement.

            (xi) "Voting Securities" shall have the meaning ascribed thereto in the Standstill Agreement.

            SECTION 7. Liquidation. The shares of Convertible Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference in an amount per share of Convertible Preferred Stock equal to, (a) in the case of any Liquidation Transaction voluntarily entered into by the Corporation, the redemption price per share applicable to a redemption at such date pursuant to
Section 4(a), or (b) in the case of any Liquidation Transaction involuntarily effected by the Corporation, the Stated value, plus in the case of clause (a) or
(b) an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of final distribution. If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Convertible Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Convertible Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidation Transaction, the Corporation shall give written notice to the holders of shares of Convertible Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.

            SECTION 8. Voting Rights. (a) The holders of shares of Convertible Preferred Stock shall not be entitled to any voting rights except as provided in this Section 8, the Restated Certificate of Incorporation of the Corporation or as otherwise required by law.

            (b} (i) If at any time or times six quarterly dividends payable on Convertible Preferred Stock shall be in arrears and unpaid, in whole or in part, or shall not have been declared and a sum sufficient for the payment thereof in full shall not have been set apart for payment or if the Corporation shall have failed to discharge the Mandatory Redemption Obligation, then the number of directors constituting the Board, without further action, shall be increased by one and the holders of Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect the director of the Corporation to fill such newly created directorship. The remaining directors constituting the Board shall continue to be elected by the other class or classes of stock entitled to vote therefor.

            (ii) Whenever such voting right shall have vested, such right may be exercised at a special meeting of the holders of Convertible Preferred Stock, at any annual or special meeting of stockholders held for the purpose of electing directors or by the written consent of the holders of Convertible Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. The director elected pursuant to such right shall be elected by a majority of the votes cast, with each outstanding share of Convertible Preferred Stock carrying one vote. Such voting right shall continue until such time as all cumulative dividends accumulated on the Convertible Preferred Stock shall have been paid in full or the Corporation shall have fulfilled the Mandatory Redemption Obligation, as the case may be, at which time such voting right of the holders of Convertible Preferred Stock shall terminate and the authorized number of members of the Board shall automatically be reduced by one, but such voting right shall again vest in the event of each and every subsequent failure of the Corporation to pay or declare and set apart for payment dividends for the requisite number of periods or to discharge the Mandatory Redemption Obligation.

            (iii) At any time when such voting right shall have vested in the holders of Convertible Preferred Stock, a proper officer of the Corporation shall, upon the written request of holders of record of 10% of the shares of Convertible Preferred Stock then outstanding, call a special meeting of holders of Convertible Preferred Stock for the purpose of electing the director to be elected by such holders or removing any director previously elected. Such meeting shall be held at the earliest practicable date upon not less than 10 days' notice to such holders. If such meeting; shall not be called within 30 days after receipt of such written request, then the holders of record of 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon not less than 10 days' notice to such holders. Any holder of Convertible Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be so called.

            (iv) At any meeting at which the holders of Convertible Preferred Stock shall have the right to elect a director, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock shall be required and be sufficient to constitute a quorum. At any such meeting or adjournment thereof, the absence of a quorum of the holders of Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Convertible Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the director to be elected by the holders of convertible Preferred Stock.

            (v) The director elected by the holders of Convertible Preferred Stock shall serve until the earlier of (i) the election by the holders of Convertible Preferred Stock and qualification of such director's successor and
(ii) the time at which the holders of the Convertible Preferred Stock no longer have the right to elect such director. Upon any termination of such voting rights, the term of office of such director elected by the holders of Convertible Preferred Stock shall terminate immediately. Other than as provided in the two preceding sentences, the director elected by the holders of Convertible Preferred Stock may be removed only by the holders of the Convertible Preferred Stock.

            (vi) If the director so elected by the holders of Convertible Preferred Stock shall cease to serve as director before such director's term shall expire, the holders of Convertible Preferred Stock then outstanding may, in the manner provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            (c) So long as any shares of Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote, or the written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, of the Required Holders:

            (i) increase (except by an amendment to Section 1 approved by the Board in the manner specified in the General Corporation Law of the State of Delaware, as necessary to permit the issuance of additional shares of Convertible Preferred Stock pursuant to Section 3(c)) the authorized number of shares of Convertible Preferred Stock or reclassify the shares of Convertible Preferred Stock; or

            (ii) amend, alter or repeal any of the provisions hereof or of the Restated Certificate of Incorporation of the Corporation so as to affect adversely the holders of the Convertible Preferred Stock.

            (d) For purposes of any vote or consent under this Section 8 by the holders of shares of the Convertible Preferred Stock, any shares of Convertible Preferred Stock owned by the Corporation or by any of its Subsidiaries shall be deemed not to be outstanding (unless otherwise provided by the General Corporation Law of the State of Delaware).

            IN WITNESS WHEREOF, The Equitable Companies Incorporated has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Convertible Exchangeable Preferred Stock, Series A, to be duly executed by its Chairman and Chief Executive Officer and attested to by its Secretary and has caused its corporate seal to be affixed hereto, as of this 14th day of October, 1992.


                                                 /s/ Richard H. Jenrette
                                                 -------------------------------
                                                 Name: Richard H. Jenrette
                                                 Title: Chairman and
                                                        Chief Executive Officer

[Corporate Seal)

ATTEST:


/s/ Molly K. Heines
-------------------------
Name: Molly K. Heines
Title: Secretary

                                                                       Exhibit A

Terms of the Convertible Subordinated Debentures

Issue: Convertible Subordinated Debentures of The Equitable Companies Incorporated (the "Corporation") (the "Convertible Subordinated Debentures").

Maturity:           October 15, 2007. On the maturity date of the Convertible
                    Subordinated Debentures, the Company may, in lieu of making cash payments to the holders of the Convertible Subordinated
                    Debentures in an amount equal to the aggregate amount of principal and accrued interest payable, issue to such holders shares of Common Stock (valued at the average of the Closing Prices for the 30 consecutive Trading Days ending on the Trading Day prior to such date).

Interest:           Six-month LIBOR plus 1.50%, subject to a maximum rate of
                    10%, payable semiannually, commencing to accrue on the date of issuance. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days.

                    Prior to July 22, 1995, interest will be paid in cash or, at the option of the Corporation, upon not less than 10 nor
                    more than 30 days prior written notice to the holders, in
                    additional Convertible Subordinated Debentures at the rate of $l,000 principal amount thereof for each $1,000 of
                    interest not paid in cash. On or after July 22, 1995,
                    interest will be paid in cash or, at the option of the
                    Corporation, upon not less than 10 nor more than 30 days
                    prior written notice to the holders, in the number of shares of Corporation Common Stock determined by dividing (i) the interest not paid in cash on such interest payment date by
                    (ii) the average of the Closing Prices for the 30
                    consecutive Trading Days ending on the Trading Day prior to such date.
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Optional
Redemption:         The Convertible Subordinated Debentures will not be
                    redeemable prior to October 15, 1997. On or after October
                    15, 1997, the Corporation may redeem the Convertible
                    Subordinated Debentures, in whole or in part at its option, upon not less than 10 nor more than 30 days prior written notice to the holders, in cash in multiples of $20,000,000 aggregate principal amount, at a redemption price of 105% of the principal amount thereof declining ratably to 100% of the principal amount thereof after October 15, 2002, together with accrued and unpaid interest to the date of redemption. The Convertible Subordinated Debentures will be redeemed pro rata from among the Convertible Subordinated
                    Debentures then outstanding.

Conversion
at Option of
Holders: The Convertible Subordinated Debentures will be convertible, at the option of the holders, at any time in whole or in part, upon 30 days prior written notice to the Corporation (except following notice of redemption), into shares of Corporation Common Stock at the Conversion Price per share; provided that, prior to July 22, 1995, conversion cannot occur to the extent (but only to the extent) that such conversion will result in the Investor and the Investor Related Parties owning shares of Voting Securities representing greater than 49% of the Total Voting Power.

Mandatory
Conversion:         If the Closing Price for the Corporation Common Stock is at
                    least 150% of the Conversion Price for 20 out of 30
                    consecutive Trading Days ending on the fifth Trading Day
                    prior to the notice for such mandatory conversion, the
                    Convertible Subordinated Debentures will automatically
                    convert into shares of Corporation Common Stock at the
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                                                                               3


                    Conversion Price per share; provided that, prior to July 22, 1995, conversion will not occur to the extent (but only to the extent) that such conversion will result in the Investor and the Investor Related Parties owning shares of Voting Securities representing greater than 49% of the Total Voting Power.

Conversion

Price: $10.10 thereon, subject to adjustment in certain events as described below.

                    The Conversion Price is subject to adjustment upon, without limitation, (i) the issuance of capital stock as a dividend or distribution on the Corporation Common Stock, (ii) subdivisions and combinations of the Corporation Common Stock and (iii) the distribution to all holders of Corporation Common Stock of evidences of indebtedness or assets of the Corporation or any of its Subsidiaries or Affiliates or rights or warrants. No adjustment in the Conversion Price will be made for regular quarterly cash dividends declared in the ordinary course by the Board. No adjustment in the Conversion Price will be required unless such adjustment will cause a change of at least 1% in the Conversion Price then in effect; provided, that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

Reclassification,
Merger, Etc.:       In the case or (i) any reclassification or change of the
                    Corporation Common Stock, (ii) a consolidation or merger
                    involving the Corporation, or (iii) a sale or conveyance to another corporation of the property and assets of the
                    Corporation as an entirety or substantially as an entirety, in each case as a result of which holders of Corporation
                    Common Stock will be entitled to receive stock, securities, other property or
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                                                                               4


                    assets (including cash) with respect to or in exchange for the Corporation Common Stock, the holders of the Convertible Subordinated Debentures then outstanding will be entitled thereafter to convert such Convertible Subordinated Debentures into the kind and amount of shares of stock and other securities or property which such holders would have received upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Convertible Subordinated Debentures been converted into the Corporation Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

Subordination:      The Convertible Subordinated Debentures are subordinated in right of payment to all Senior Debt of the Corporation.
                    Senior Debt of the Corporation is defined as (a) the principal of, premium, if any, and accrued and unpaid interest relating to (i) indebtedness of the Corporation for money borrowed, (ii) guarantees by the Corporation of indebtedness for money borrowed by any other person and
                    (iii) indebtedness evidenced by notes, debentures, bonds or other Instruments of indebtedness for payment of which the Corporation is responsible or liable unless it is provided that such indebtedness, obligations or guarantees, are not superior in right of payment to the Convertible Subordinated
                    Debentures.

Events of
Default: The Convertible Subordinated Debentures will contain the following Events of Default, (i) failure to pay principal when due, (ii) failure to pay interest within 5 Business
                    Days of when due and (iii) the bankruptcy or insolvency of the Corporation, The Equitable Life Assurance Society of the United States or any Significant Subsidiary (as defined in the Standstill and
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                                                                               5


                    Registration Rights Agreement). Upon the occurrence and continuance of an Event of Default any holder of the Convertible Subordinated Debentures may declare the principal thereof to be immediately due and payable (except, in the case of an Event of Default relating to bankruptcy or insolvency, in which case the Convertible Subordinated Debentures shall automatically immediately become due and payable).